Exhibit 99.1

MANNATECH DECLARES DIVIDEND AND

ANNOUNCES RESULTS OF SHAREHOLDERS’ MEETING

(SHAREHOLDERS APPROVED ALL PROPOSALS)

COPPELL, TX (NASDAQ—MTEX) June 15, 2007 – Mannatech, Incorporated announced that its Board of Directors declared a quarterly cash dividend of $0.09 per common share, payable on Friday, July 20, 2007, to shareholders of record at the close of business on Friday, June 29, 2007. The dividend reflects a commitment to rewarding shareholders and encouraging long-term investment in Mannatech’s common stock.

Sam Caster, Chairman and CEO of Mannatech, said, “The strong financial position of our company supports our continuing dividend program. Our commitment remains to continue to return value to our shareholders.”

Mannatech’s shareholders’ passed all three proposals at the annual shareholder meeting held on Thursday, June 14, 2007. At the meeting, 81.2% of shareholders voting in person or by proxy approved, by an overwhelming majority, Mannatech’s proposal to re-elect Messrs. Samuel L. Caster and J. Stanley Fredrick and Mrs. Patricia A. Wier as Class II Directors of its Board of Directors. On June 14, 2007, and as part of their compensation as Directors, the Board of Directors granted 12,000 stock options to Mr. Fredrick and 8,000 stock options to Mrs. Wier. The stock options were granted at an exercise price of $15.13 per share, with one-third vesting immediately and the balance vesting over the next two years.

Approximately 80.1% of Mannatech’s shareholders voting in person or by proxy also ratified, by an overwhelming majority, the appointment of Mannatech’s independent registered public accounting firm, Grant Thornton LLP, for Mannatech’s fiscal year ended December 31, 2007.

Approximately 57.7% of Mannatech’s shareholders voting in person or by proxy also approved the 2007 Stock Incentive Plan.

At the shareholders’ meeting, Mr. Caster and Mr. Fenstermacher, Chief Financial Officer and Senior Vice President, addressed the shareholders, employees, and visitors attending the meeting and discussed the Company’s accomplishments over the past year, as well as recent achievements in 2007. Some of the highlights discussed at the meeting related to Mannatech’s operations for the year ended 2006 and for the first quarter of 2007, recent management additions, record net sales, net income, and earnings per share.

About Mannatech

Mannatech, Incorporated is a global wellness solutions provider that develops innovative, high-quality, proprietary nutritional supplements, topical products, and weight management products, which are sold through a global network-marketing system operating throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “believes,” “enthusiastic,” “demonstrates,” “ intends,” “optimistic,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell,

Treasurer and Vice President of Investor Relations

(972) 471-6512

ir@mannatech.com

Corporate web site: www.mannatech.com